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                                                                     EXHIBIT 8.1

        LIST OF SUBSIDIARIES OF KONGZHONG CORPORATION, AS OF JUNE 1, 2005

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             NAME OF THE SUBSIDIARIES                         STATE OR JURISDICTION OF INCORPORATION
             ------------------------                         --------------------------------------
KongZhong Information Technologies (Beijing) Co., Ltd.              People's Republic of China
Beijing AirInbox Information Technologies Co., Ltd.                 People's Republic of China
Beijing Boya Wuji Technologies Co., Ltd.                            People's Republic of China
Beijing Wireless Interactive Network Technologies Co., Ltd.         People's Republic of China
Tianjin Mammoth Technology Co., Ltd.                                People's Republic of China
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